AMENDMENT TO CUSTODY AGREEMENT

This Amendment is entered into as of March 6, 2026 (the “Amendment”), between Clearwater Investment Trust (the “Fund”), a business trust organized under the laws of the Commonwealth of Massachusetts and The Northern Trust Company (the “Custodian”), an Illinois corporation.

WHEREAS, the Fund and the Custodian are party to a Custody Agreement, dated as of December 3, 2010 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Custody Agreement”), wherein the Custodian agreed to provide certain services to the Fund; and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Fund and the Custodian wish to make certain amendments to the Custody Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Custody Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENTS.

(a)	Section 1 of the Custody Agreement is amended as of date of this Amendment by replacing clause (i) of such section with the following.

(i) “Portfolio” refers to each of the separate and distinct investment portfolios of the Fund which the Fund and the Custodian shall have agreed in writing shall be subject to this Agreement, as identified in Schedule A hereto (as may be updated from time to time with a new Schedule A signed by the Fund and the Custodian).

(b)

Schedule A (Investment Portfolios) to the Custody Agreement is amended as of date of this Amendment by replacing such schedule in its entirety with the amended Schedule A (Investment Portfolios) attached hereto.

(c)	Schedule I to the Custody Agreement is hereby amended by replacing such schedule with the amended Schedule I attached hereto.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, ..tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Custody Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Custody Agreement in the Custody Agreement and all schedules thereto shall mean and be a reference to the Custody Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Fund and the Custodian has caused this Amendment to be signed and delivered by its duly authorized representative.

CLEARWATER INVESTMENT TRUST

By:	/s/ Justin Weyerhaeuser
Name:	Justin Weyerhaeuser
Title:	President & Treasurer

/s/ NG

Examined as to Form

THE NORTHERN TRUST COMPANY

By:	/s/ Amanda Shannon
Name:	Amanda Shannon
Title:	Vice President

SCHEDULE A

to

Custody Agreement, dated as of December 3, 2010

Investment Portfolios

Dated: March 6, 2026

Clearwater Core Equity Fund

Clearwater International Fund

Clearwater Select Equity Fund

Clearwater Tax-Exempt Bond Fund

CLEARWATER INVESTMENT TRUST	THE NORTHERN TRUST COMPANY

By: /s/ Justin Weyerhaeuser	By: /s/ Amanda Shannon
Name: Justin Weyerhaeuser	Name: Amanda Shannon
Title: President & Treasurer	Title: Vice President

SCHEDULE I

(Countries for which Custodian shall not have responsibility under

Section 3A for managing foreign custody arrangements)

As identified as part of the Global Networks of Markets & Subcustodians available on Atlas Market Interactive